Exhibit 99.3
Unaudited Pro Forma Condensed Combined Financial Information
Introduction to Unaudited Pro Forma Condensed Combined Financial Information
          On July 21, 2006, PRA International, a Delaware Corporation (“PRA”), acquired Pharma-Bio Research Metaholdings B.V., a Netherlands corporation (“PBR”), for approximately $107 million plus closing and other costs, including a $30.0 million draw on PRA’s existing line of credit, the issuance of 674,507 shares of restricted stock, and cash of $62 million. The shares were issued at a price per share of $22.522, representing the average daily closing price of PRA common stock on the Nasdaq National Market for the five consecutive trading days prior to June 16, 2006. The shares are subject to lock-up restrictions barring transferring, hedging, or otherwise disposing of the shares for a period of one year after the closing of the acquisition. The acquisition is being accounted for as a business combination using the purchase method of accounting.
          The following tables present a summary unaudited pro forma balance sheet as if PRA and PBR had been combined as of June 30, 2006, and summary unaudited pro forma statement of operations for the year ended December 31, 2005, and for the six months ended June 30, 2006, as if the entities had been combined January 1, 2005. The pro forma financial information is based on estimates and assumptions which have been made solely for the purpose of developing such pro forma presentation. The estimated adjustments are derived from preliminary purchase price allocation and related information. The preliminary purchase price allocation is still subject to change pending assistance from independent valuation specialists in determining the fair value of the assets and liabilities acquired. The pro forma data are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed on the dates indicated above, nor are the data necessarily indicative of future operating results or financial position.
     A summary of the preliminary purchase price allocation is as follows (in thousands):

Purchase Consideration
Cash	$91,606
Restricted Stock	15,191
Transaction costs	2,263

Total purchase consideration	$109,060

Preliminary Allocation of Purchase Consideration
Cash	$1,569
Accounts receivable, net	5,512
Property and equipment, net	6,742
Goodwill	97,476
Separately identifiable intangible assets	15,500
Other assets	2,404

Total assets acquired	$129,203

Accounts payable	$3,588
Other accrued liabilities	11,967
Deferred tax liability	4,588

Total liabilities assumed	$20,143

Net assets acquired	$109,060

PRA INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of June 30, 2006

	Historical	Historical	Pro forma		Pro forma
	PRA (A)	PBR (B)	Adjustments		combined
Current assets
Cash and cash equivalents	$86,066	$1,569	$(61,606)	(1)	$26,029
Accounts receivable and unbilled	90,243	5,512			95,755
Prepaid expenses and other current	12,395				12,395
Deferred tax assets	4,116				4,116

Total current assets	$192,820	$7,081	$(61,606)		$138,295
Fixed assets, net	25,595	6,742			32,337
Goodwill	108,248	15,011	82,465	(2)	205,724
Other intangibles	24,158		15,500	(2)	39,658
Other assets	2,074	2,404			4,478

Total assets	$352,895	$31,238	$36,359		$420,492

Current liabilities
Accounts payable	$14,959	$3,588	$2,263	(1)	$20,810
Accrued expenses	28,473	6,741	1,302	(3)	36,516
Income taxes payable	9,716				9,716
Advance billings	77,296				77,296
Current portion of long term debt	—	—	30,000	(4)	30,000

Total current liabilities	130,444	10,329	33,565		174,338
Deferred tax liability	7,418		4,588	(5)	12,006
Debt		110,514	(110,514)	(4)	—
Other liabilities	5,150	3,924			9,074

Total liabilities	143,012	124,767	(72,361)		195,418
Commitments and contingencies
Stockholders Equity
Common Stock	232	23	(16)	(1),(6)	239
Treasury Stock	(93)				(93)
Additional paid-in capital — common	135,913	13,831	1,353	(1),(6)	151,097
Accumulated other comprehensive income	6,013				6,013
Retained earnings	67,818	(107,383)	107,383	(6)	67,818

Total stockholders’ equity	$209,883	$(93,529)	$108,720		$225,074

Total liabilities and stockholders’ equity	$352,895	$31,238	$36,359		$420,492

(A)	As reported in PRA’s Quarterly Report on Form 10-Q for the six months ended June 30, 2006, as filed with the SEC.

(B)	Derived from the financial statements of Pharma-Bio Research Metaholdings B.V. as of and for the six months ended June 30, 2006. Such financial statements are included as Exhibit 99.2 to this current report on Form 8K/A.
See accompanying notes to Unaudited Pro Forma Combined Information

PRA INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Six months ended June 30, 2006

	Historical	Historical	Pro forma		Pro forma
	PRA (A)	PBR (B)	Adjustments		combined
Revenue
Service Revenue	$139,293	$23,109			$162,402
Reimbursement Revenue	16,709				16,709

Total revenue	156,002	23,109			179,111
Operating expenses
Direct costs	71,741	17,685			89,426
Reimbursable out-of-pocket costs	16,709				16,709
Selling, general, and administrative	46,872	2,358			49,230
Depreciation and amortization	5,077	1,653	750	(7)	7,480

Income from operations	15,603	1,413	(750)		16,266
Interest expense	(294)	(4,767)	3,781	(8)	(1,280)
Interest income	1,031	106	(847)	(9)	290
Other expenses, net	(454)				(454)

Income before income taxes	15,886	(3,248)	2,184		14,822
Provision for income taxes	2,945		(834)	(10)	2,111

Net income	$12,941	$(3,248)	3,018		$12,711

Net income per share
Basic	.56				.54
Diluted	.53				.51
Weighted average number of common shares outstanding
Basic	23,065		675	(11)	23,740
Diluted	24,488		675	(11)	25,163

(A)	As reported in PRA’s Quarterly Report on Form 10-Q for the six months ended June 30, 2006, as filed with the SEC.

(B)	Derived from the financial statements of Pharma-Bio Research Metaholdings B.V. as of and for the six months ended June 30, 2006. Such financial statements are included as Exhibit 99.2 to this current report on Form 8K/A.
See accompanying notes to Unaudited Pro Forma Combined Information

PRA INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Year ended December 31, 2005

	Historical	Historical	Pro forma		Pro forma
	PRA (A)	PBR (B)	Adjustments		combined
Revenue
Service Revenue	$294,739	$49,084			$343,823
Reimbursement Revenue	31,505				31,505

Total revenue	326,244	49,084			375,328
Operating expenses
Direct costs	136,572	36,112			172,684
Reimbursable out-of-pocket costs	31,505				31,505
Selling, general, and administrative	95,827	6,444			102,271
Depreciation and amortization	11,156	3,652	2,000	(8,9)	16,808

Income from operations	51,184	2,876	(2,000)		52,060
Interest expense	(467)	(10,510)	8,908	(10)	(2,069)
Interest income	1,648	40	(1,442)	(11)	246
Other expenses, net	(1,137)				(1,137)

Income before income taxes	51,228	(7,594)	5,466		49,100
Provision for income taxes	19,005		(535)	(12)	18,470

Net income	$32,223	$(7,594)	6,001		$30,630

Net income per share
Basic	1.43				1.32
Diluted	1.32				1.22
Weighted average number of common shares outstanding
Basic	22,527		675	(13)	23,202
Diluted	24,390		675	(13)	25,065

(A)	As reported in PRA’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC.

(B)	Derived from the financial statements of Pharma-Bio Research Metaholdings B.V., as of and for the year ended December 31, 2005. Such financial statements are included as Exhibit 99.1 to this current report on Form 8-K/A.

See accompanying notes to Unaudited Pro Forma Combined Information

PRA INTERNATIONAL AND SUBSIDIARIES
Notes to Unaudited Pro Forma Combined Information
The pro forma adjustments are comprised of the following elements (amounts in thousands):
1.	Reflects the payment of purchase consideration of $109,060 to PBR. $61,606 was paid in cash; 674,507 shares were issued at a per share value of $22.522; and $2,263 was accrued for transaction costs.

2.	Reflects the elimination of PBR historical goodwill of $15,011 and the recording of goodwill of $97,476 and other identifiable intangible assets including customer lists and non-compete agreements totalling $15,500, in connection with the merger.

3.	Reflects the accrual for a purchase commitment by the company for services that will not be met by the vendor.

4.	Reflects the elimination of PBR debt of $110,514 that was paid off in connection with the acquisition, as well as the draw of $30,000 on PRA’s line of credit.

5.	Reflects the establishment of a deferred tax liability as a result of the identifiable intangible assets recorded in connection with the merger. The liability assumes a tax rate of 29.6%

6.	Reflects the elimination of historical PBR equity balances.

7.	Reflects the additional amortization expense as a result of the identifiable intangible assets of $15,500 recorded with the acquisition. The assets are being amortized over periods ranging from 12 to 120 months.

8.	Reflects the reduction of interest expense as a result of PBR’s debt payoff prior to acquisition offset by an increase in interest expense for the $30,000 draw on the line of credit, with a rate of 5.34% in 2006, and 6.57% in 2005. A 1/8 percent rate change in 2006 or 2005 would change the interest expense recorded by $19 and $37, respectively.

9.	Reflects a reduction in interest income as a result of PRA’s use of cash to acquire PBR. This adjustment is based on an effective annual yield on invested balances of 2.9% in 2006 and 2.4% in 2005 on the cash payment of $61,606.

10.	Reflects the tax effect of the pro forma adjustments to income before income taxes based on an effective tax rate of 14.2% for the six months ended June 30, 2006 and 37.6% for the year ended December 31, 2005.

11.	Reflects the issuance of 674,507 restricted shares to acquire PBR.